   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 10, 1997
                                                    REGISTRATION NO. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                              STEEL DYNAMICS, INC.
    (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS ARTICLES OF INCORPORATION)
                          -----------------------------


                                      3312
                          (Primary standard industrial
                          classification code number)

        Indiana                                           35-1929476
(State or other jurisdiction                   (IRS Employer Identification No.)
    of incorporation)

                               4500 COUNTY ROAD 59
                              BUTLER, INDIANA 46721
                                 (219) 868-8000
               (Address, including zip code and telephone number,
                  including area code of Registrant's principal
                               executive offices)
                          -----------------------------

                        1994 INCENTIVE STOCK OPTION PLAN
                          -----------------------------

                                 KEITH E. BUSSE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              STEEL DYNAMICS, INC.
                               4500 COUNTY ROAD 59
                              BUTLER, INDIANA 46721
                                 (219) 868-8000
                (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                          -----------------------------

                                    COPY TO:

                             ROBERT S. WALTERS, ESQ.
                                BARRETT & McNAGNY
                              215 EAST BERRY STREET
                            FORT WAYNE, INDIANA 46802
                                 (219) 423-9551
                        --------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED               PROPOSED
                                            NUMBER OF             MAXIMUM                MAXIMUM           AMOUNT OF
        TITLE OF EACH CLASS OF            SHARES TO BE      OFFERING PRICE PER          AGGREGATE         REGISTRATION
     SECURITIES TO BE REGISTERED           REGISTERED            SHARE(1)             OFFERING PRICE(2)        FEE
     ---------------------------          ------------      ------------------        -----------------   ------------
Common Stock, $.01 par value              1,102,765         $21.75                    $12,755.493         $3,865.30

         (1) Applicable only to the 423,710 shares not yet subject to granted options. See note 2.

         (2) Estimated Pursuant to Rule 457(h)(1) solely for the purpose of calculating the registration fee, on the basis of the price at which the 679,055 already optioned shares are exercisable, and on the basis of the average of the high and low prices for the Common Stock as reported on the NASDAQ National Market System on January 8, 1997 for the balance of the shares not-yet-optioned.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to employees/optionees as specified in Rule 428(b)(1) and, together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, shall be intended to constitute a Prospectus that meets the requirements of Section 10(a) of the Securities Act. The foregoing documents are not required to be filed and are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by Steel Dynamics, Inc. (the "Company" of the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

         (a) The Company's final Prospectus, dated November 21, 1996, filed pursuant to the Company's Registration Statement on Form S-1 (Registration No. 333-12521).

         (b) The Company's Registration Statement on Form 8-A filed pursuant to the Securities Exchange Act of 1934 effective on November 21, 1996 (Commission File No. 000-21719).

         (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1996, the end of the Company's fiscal year.

         (d) The Company's 1994 Incentive Stock Option Plan and Form of Grant Letter, attached as Exhibit 10.18 to the Company's Amendment No. 3 to its Form S-1 Registration Statement under the Securities Act of 1933 (Registration No. 333-12521), effective November 21, 1996.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to the 1994 Incentive Stock Option Plan have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof, from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein or in an exhibit hereto shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         On the filing date of this Registration Statement, Robert S. Walters, a partner in Barrett & McNagny, counsel to the Company, beneficially owned 1.6% of the equity units of Heavy Metal, L.C., the beneficial owner of 13% of the Company's Common Stock. Certain other members of Barrett & McNagny also beneficially owned shares of the Company's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Amended and Restated Articles of Incorporation (the "Articles") limit the liability of directors and officers by providing that the Company shall indemnify a person made a party to a proceeding, because that person is or was a director or officer, against liability incurred in the proceeding, as well as expenses (including counsel fees), if the person's conduct was in good faith, and if he or she reasonably believed, in the case of "official conduct" with the Company, that his or her conduct was in the Company's best interests (or at least that the conduct was not opposed to the Company's best interests), and, in the case of any criminal proceeding, that the individual either had reasonable cause to believe that the conduct was lawful, or had no reasonable cause to believe that the conduct was unlawful. Indemnification against reasonable expenses incurred by a director or officer is also required in any case in which that person, having been made a party to a proceeding because he or she was a director or officer, has been wholly successful, on the merits or otherwise, in the defense of such action. These provisions prohibit indemnity if a director or officer is found liable in a proceeding by the Company (or in a stockholder derivative action on behalf of the Company) against the director or officer, or in connection with a proceeding in which the director or officer has been adjudged liable for having improperly received a personal benefit in his or her capacity as a director.

         A director's conduct with respect to an employee benefit plan, for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan, is conduct which complies with the indemnification standard set forth in the Articles.

         An indemnification determination may be made by the Company's Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding, or, if such a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which deliberations the interested directors may participate) consisting solely of two or more directors not at the time parties to the proceeding, or by a determination by special legal counsel engaged by the Board of Directors. Shareholders, by majority vote (excluding shares owned by or voted under the control of directors who are at the time parties to the proceeding) may also order indemnification, as well as a court, upon application by the director or officer seeking indemnification, if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances (whether or not that person met the other standards set forth in the Articles). The Articles state that it is intended that indemnification be granted to the full extent permissible under the law, except for matters as to which indemnification would be in contravention of the laws of the State of Indiana or the United States of America, whether as a matter of public policy or pursuant to any statutory provision. The underlying statutory standard for director liability in Indiana is broad, providing that a director is not liable for any action taken as a director, or any failure to take any action, unless the director has breached or failed to perform the duties of the director's office, and the breach or failure to perform constitutes willful misconduct or recklessness.

         The Company maintains officers' and directors' liability insurance which insures, subject to policy limits and retention amounts, against liabilities that officers and directors of the Company may incur in their respective capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         See Index to Exhibits on page 7 of this Registration Statement.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933; and

                           (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liabilities under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors or officers of the Company pursuant to the Articles, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer in a successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Butler, Indiana, on the 10th day of January, 1997.


                                    STEEL DYNAMICS, INC.


                                    By  /s/
                                        --------------------------------------
                                         Keith E. Busse
                                         President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


Date:    January 10, 1997           /s/
                                    --------------------------------------
                                    Keith E. Busse, President and Chief
                                    Executive Officer and Director (Principal
                                    Executive Officer)


Date:    January 10, 1997           /s/
                                    --------------------------------------
                                    Tracy L. Shellabarger, Vice President and
                                    Chief Financial Officer and Director
                                    (Principal Financial and Accounting Officer)


Date:    January 10, 1997           /s/
                                    --------------------------------------
                                    Mark D. Millett, Vice President of Melting
                                    and Casing and Director


Date:    January 10, 1997           /s/
                                    --------------------------------------
                                    Richard P. Teets, Jr., Vice President of
                                    Rolling and Finishing and Director


Date:    January 10, 1997           /s/
                                    --------------------------------------
                                    Paul B. Edgerley, Director


Date:    January __, 1997
                                    --------------------------------------
                                    William D. Strittmatter, Director

                                    /s/
Date:    January 10, 1997           --------------------------------------
                                    Leonard Rifkin, Director

Date:    January 10, 1997           /s/
                                    --------------------------------------
                                    John C. Bates, Director


Date:    January __, 1997
                                    --------------------------------------
                                    William Laverack, Jr., Director


Date:    January __, 1997
                                    --------------------------------------
                                    Jurgen Kolb, Director

                                INDEX TO EXHIBITS


     Exhibit Number                 Description of Document
     --------------                 -----------------------

         5.1                        Opinion of Barrett & McNagny

         23.1                       Consent of Deloitte & Touche LLP